UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ZOOM TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

n/a
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ZOOM TECHNOLOGIES, INC.

October 9, 2013

To the Stockholders of Zoom Technologies, Inc.:

Zoom Technologies, Inc. (the "Company") is pleased to send you the enclosed notice of the 2013 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on October 25, 2013 at the offices of Ellenoff Grossman & Schole LLP, located at 150 East 42nd Street, 11th Floor, New York, NY 10017, USA.

The items of business for the Annual Meeting are listed in the following Notice of 2013 Annual Meeting of Stockholders and are more fully addressed in the attached Proxy Statement. The Proxy Statement is first being mailed to stockholders of the Company on or about October 9, 2013.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible to ensure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

Sincerely yours,

/s/ Patrick Wong

Patrick Wong
Chief Financial Officer

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

ZOOM TECHNOLOGIES, INC.

October 9, 2013

Dear Fellow Stockholders:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	October 25, 2013 at 10:00am (Eastern Time)

WHERE:	Offices of Ellenoff Grossman and Schole LLP 150 East 42nd Street, 11th Floor, New York, NY 10017

ITEMS OF BUSINESS:	•	Re-election of six incumbent directors for terms expiring at the Company's next annual stockholders' meeting (Proposal No. 1);

•

To consider and vote upon an amendment (the "Amendment") to Article FOURTH of the Company's Certificate of Incorporation, as amended to effect a reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") at a ratio of between one-for-five and one-for-ten with such ratio to be determined at the sole discretion of the Board (the "Reverse Split") and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion (Proposal No.2);

	•	To conduct a non-binding advisory vote on our executive compensation (Proposal No.3);

	•	To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation (Proposal No.4);

	•	To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

RECORD DATE:	October 1, 2013

VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

The Company's Board of Directors believes that a favorable vote for each candidate for a position on the Board of Directors, for all matters described in Proposal 2 and Proposal 3, and for advisory votes on executive compensation to occur every three years is in the best interest of the Company and its stockholders and recommends a vote "FOR" all candidates and all other matters. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed Proxy promptly. On the following pages, we provide answers to frequently asked questions about the Annual Meeting, as well as a copy of our 2012 Annual Report on Form 10-K.

Sincerely,

/s/ Patrick Wong

Patrick Wong Secretary and Chief Financial Officer

ZOOM TECHNOLOGIES, INC.
Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Workers Stadium North Road, Chaoyang District
Beijing, China 100027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 25, 2013

__________________

To Our Stockholders:

Notice is hereby given that the 2013 Annual Meeting (the "Annual Meeting") of stockholders of Zoom Technologies, Inc. (the "Company"), a Delaware corporation, will be held at the Offices of Ellenoff Grossman and Schole LLP, at 150 East 42nd Street, 11th Floor, New York, NY 10017, on Friday, October 25 at 10:00am ET for the following purposes:

  To elect six incumbent directors for terms expiring at the Company's next annual stockholders' meeting (Proposal No. 1);

  To consider and vote upon an amendment (the "Amendment") to Article FOURTH of the Company's Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's common stock, par value $0.01 per share (the "Common Stock") at a ratio of between one-for-five and one-for-ten with such ratio to be determined at the sole discretion of the Board (Proposal No. 2);

  To conduct a non-binding advisory vote on our executive compensation (Proposal No. 3);

  To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation (Proposal No. 4);

  To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

The Board of Directors has fixed the close of business on October 1, 2013, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

For a period of 10 days prior to the Annual Meeting, a stockholders list will be kept at the Company's office and shall be available for inspection by stockholders during usual business hours. A stockholders list will also be available for inspection at the Annual Meeting.

Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal to be made.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND MAIL IT IN THE ENCLOSED STAMPED, SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU SIGN AND RETURN YOUR PROXY WITHOUT SPECIFYING YOUR CHOICES IT WILL BE UNDERSTOOD THAT YOU WISH TO HAVE YOUR SHARES VOTED IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 25, 2013.

THIS PROXY STATEMENT AND THE ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 ARE AVAILABLE AT http://www.zoom.com.

By Order of the Board of Directors

/s/ Patrick Wong
Patrick Wong, Director, Secretary, and Chief Financial Officer

ZOOM TECHNOLOGIES, INC.

TABLE OF CONTENTS

Page
INFORMATION AND Q&A ABOUT THE ANNUAL MEETING	6
PROPOSAL 1. RE-ELECTION OF DIRECTORS	10
PROPOSAL 2. AMENDMENT OF THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK AT A RATIO OF BETWEEN ONE-FOR-FIVE AND ONE-FOR-TEN	16
PROPOSAL 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
PROPOSAL 4. TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	23
OTHER INFORMATION	24
Beneficial Ownership of Principal Stockholders, Officers and Directors	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
Compensation of Directors and Executive Officers	25
Related Party Transactions	27
Proxy Solicitation	29
Proxies
Submission of Shareholder Proposals for 2014 Annual Meeting of Stockholders	29
Additional Information	29
APPENDIX A: CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

ZOOM TECHNOLOGIES, INC. PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about October 5, 2013, in connection with the solicitation of proxies by the Zoom Technologies, Inc. Board of Directors to be used at our Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00am ET on Friday, October 25, 2013 at the Offices of Ellenoff Grossman and Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

INFORMATION AND Q&A ABOUT THE ANNUAL MEETING

When is the Annual Meeting?

10:00am ET on Friday, October 25, 2013

Where will the Annual Meeting be held?

The annual meeting will be held at the offices of Ellenoff Grossman and Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017 .

What is being considered at the meeting?

At the Meeting, Stockholders will consider and vote on the following proposals:

  To elect six incumbent directors to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified ("Proposal 1"); and

  To amend the Company's Certificate of Incorporation, as amended, to effect a reverse stock split of the Company's Common Stock at a ratio of between one-for-five and one-for-ten with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

  To conduct a non-binding advisory vote on our executive compensation;

  To conduct a non-binding advisory vote recommending the frequency of advisory votes on executive compensation;

  To transact such other business as may properly come before the meeting or any adjournment or postponements thereof.

In addition, our management will report on our progress and respond to your questions.

Who is entitled to vote at the meeting?

You may vote at the Annual Meeting if you owned Common Stock as of the close of business on Record Date which is October 1, 2013. Each share of Common Stock is entitled to one vote.

YOUR BOARD OF DIRECTORS HAS APPROVED THE PROPOSALS SET FORTH HEREIN.

ACCORDINGLY, THE BOARD RECOMMENDS A VOTE "FOR" THE RE-ELECTION OF THE SIX INCUMBENT DIRECTORS.

How do I vote?

You can vote in two ways:

  by attending the Annual Meeting at 10:00am ET on Friday, October 25, 2013, at the offices of Ellenoff Grossman and Schole LLP, 150 East 42nd Street, 11th Floor, New York, NY 10017, and at any adjournment or postponements thereof and voting thereat; or

  by completing, signing, dating and returning the enclosed Proxy Card.

What if I return my Proxy Card but do not include voting instructions?

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•   FOR each nominee for director;

•   FOR the Reverse Split Proposal;

•   To approve the compensation to our executive officers;

•   To approve the frequency of future advisory votes on executive compensation be held every three years; and

•   According to the best judgment of the Board of Directors if a proposal comes up for a vote at this Meeting that is not on the proxy card.

What does it mean if I receive more than one Proxy Card?

It means you may have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares of Common Stock. We recommend that you contact your broker (if you are the beneficial owner of our shares in street name) or our transfer agent (if you are a stockholder of record) to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare, 330 N. Brand Blvd., Suite 701, Glendale, CA 91203-2149, telephone (818) 254-3160.

Will my shares be voted if I do not provide my Proxy?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at this Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Certain of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record / Registered Stockholders

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare, you are a "stockholder of record" who may vote at the Meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed proxy card to ensure that your vote is counted.

Beneficial Owner

If, on the Record Date, your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held "in street name," and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the Meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make a special request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the Meeting.

Can I change my mind after I return my Proxy?

Yes. You may change your vote at any time before your Proxy is voted at the Annual Meeting. If you are a shareholder of record, you can do this by giving written notice to your respective corporate secretary, by submitting another Proxy with a later date, or by attending the Annual Meeting and voting in person. If you are a shareholder in "street" or "nominee" name, you should consult with the bank, broker or other nominee regarding that entity's procedures for revoking your voting instructions.

How many shares are eligible to be voted at the Annual Meeting?

The record date for the Annual Meeting is October 1, 2013. Only stockholders of record at the close of business on October 1, 2013, will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 30,086,848 shares of the Company's Common Stock entitled to one vote per share.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a Proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares of Common Stock as of October 1, 2013 must be present in person or by proxy at the meeting. This is referred to as a quorum. On October 1, 2013, there were 30,086,848 shares of Common Stock outstanding and entitled to vote. If a quorum is not present, then either the chairman of the meeting or the stockholders entitled to vote at the meeting may adjourn the meeting until a later time. Abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast. Abstentions and broker "non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon) will have no effect on the vote for re-election of directors.

What vote is required to approve the Reverse Stock Split Proposal?

The affirmative vote of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Meeting, voting as one class, is required for approval of the Reverse Split Proposal.

How many votes are required for the non-binding advisory vote on our executive compensation?

The proposal to approve, on an advisory basis, the compensation awarded to our named executive officers requires the affirmative vote of a majority of the votes cast at the Meeting by the holders of shares of Common Stock entitled to vote.

How many votes are required for non-binding advisory vote recommending the frequency of advisory votes on executive compensation?

For purposes of determining the votes cast with respect to the vote to approve a non-binding advisory vote recommending the frequency of advisory votes on executive compensation, a shareholder may vote for 1, 2 or 3 years, or may abstain, and the advisory vote on frequency will be determined by the number of years that receives the most votes cast.

How will voting on any other business be conducted?

Although we do not know of any business to be conducted at the Annual Meeting other than the proposals described in this Proxy Statement, if any other business comes before the Annual Meeting, your signed Proxy Card gives authority to the Proxy holders to vote on those matters at their discretion.

Who will bear the costs of this solicitation?

We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published on a Current Report on Form 8-K within four business days after conclusion of the Annual Meeting.

PROPOSAL 1

RE-ELECTION OF DIRECTORS

At the Annual Meeting, six individuals will be elected to serve as directors until the next annual meeting or until their successors are duly elected, appointed and qualified. The Company's Board of Directors currently consists of six persons. The six individuals who are nominated for re-election to the Board of Directors are existing directors of the Company. Unless a shareholder WITHHOLDS AUTHORITY, a properly signed and dated Proxy will be voted "FOR ALL" of the six persons named below to serve as directors, unless the Proxy contains contrary instructions. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event any nominee is not a candidate or is unable or unwilling to serve as a director at the time of the re-election, unless the shareholder WITHHOLDS AUTHORITY from voting, the proxies will be voted "FOR" any nominee who shall be designated by the present Board of Directors to fill such vacancy.

The six current Directors to be considered for re-election are Lei Gu, Patrick Wong, Augustine Lo, Chang Shan, Chen Wang, and Chin Hung (James) Lo.

Our Directors will generally serve one-year terms and shall hold office until the next annual meeting of stockholders and until his successor has been duly elected, appointed and qualified. If all the nominees are elected, the Board of Directors will consist of six incumbent directors.

Unless Proxy Cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the re-election of each nominee named in this section.

At each annual meeting of stockholders, directors will be elected by the holders of Common Stock to succeed those directors whose terms are expiring. Directors will be elected annually and will serve until successors are duly elected and qualified or until a director's earlier death, resignation or removal. Our bylaws provide that the authorized number of directors may be changed by action of the majority of the Board of Directors or by a vote of the stockholders of our Company. Vacancies in our Board of Directors may be filled by a majority vote of the Board of Directors with such newly appointed director to serve until the next annual meeting of stockholders, unless sooner removed or replaced.

The following table sets forth certain information concerning each nominee for re-election as a Director of the Company:

Directors and Executive Officers	Age	Position / Title

Lei Gu	49	Chairman of the Board and Chief Executive Officer

Patrick Wong	34	Chief Financial Officer, Secretary and Director

Augustine Lo	58	Director (1)

Chang Shan	53	Director (1)

Cheng Wang	57	Director (1)

Chin Hung (James) Lo	45	Director

(1) Current members of the Audit and Compensation Committees.

Background

The following is a brief summary of the background of each nominee for Director of the Company:

Lei Gu, Chairman of the Board, Director and Chief Executive Officer. Mr. Gu has served as the Chairman of the Board and CEO of the Company since May 2004 and as the Chairman of TCB Digital since July 2007. He worked for CEC Telecom Company Ltd. from 2000 to 2004, joining the company among its first employees and became its COO. CEC Telecom was sold to Qiao Xing Mobile Communication which currently trades on NYSE under the symbol "QXM". From 1999 to 2000, Mr. Gu was the President of Xin Tian Di Technology Group Company, Ltd. Mr. Gu was Associate Professor at the Beihang University in Beijing, China from 1993 to 1999. He received his Ph.D. degree in engineering from the Beihang University in 1993. Based on Mr. Gu's management experience and expertise in engineering, we believe that Mr. Gu is well qualified to serve as our Chairman of the Board of Directors.

Patrick Wong, Director and Chief Financial Officer. Mr. Wong was director of the Company since July 15, 2013. Mr. Wong is a Certified Public Accountant and a Chartered Accountant. Since February 2012, Mr. Wong served as the Company's Vice President of Finance. Prior to joining the Company Mr. Wong was a Partner at WWC Professional Corporation. Mr. Wong has also held various posts at NetSuite, Cable & Wireless, and Citibank. His proven ability to develop successful investment and management strategies, his keen business acumen, and his knowledge of the financial markets were some of the qualities that first formed the basis for his election to the Board.

Augustine Lo, Director. Mr. Lo has been an independent director of the Company since January 2009 and he also serves as the Chairperson of the company's Audit and Compensation Committees. During the 1970s, Mr. Lo was the Controller of the Disk Drive Division for Qume Corporation. During the 1980s, Mr. Lo worked for Apple International Inc. as the Director of Finance & Administration, overseeing operations in Hong Kong and Japan. In 1989, Mr. Lo formed PacRim Technologies Ltd. with operations in Singapore, Taiwan and China distributing software products including Adobe, Macromedia, Handspring and Umax. PacRim merged into GrandTech of Taiwan in 1999 which later went public in 2001. He remained on GrandTech's board and headed up its operations in Hong Kong, China, Korea and the Philippines until 2005. Mr. Lo received his MBA and BS degrees from the University of California at Berkeley. Based on Mr. Lo's substantial experience in finance and operations of multi-national businesses, we believe that Mr. Lo is well qualified to serve on our Board.

Chang Shan, Director. Mr. Shan has been an independent director of the Company since August 2008. Mr. Shan is currently the President of the China Institute of Geotechnical Investigation and Survey, at which he has been employed since 1998. He is the Chairman of the Board of Directors from 1999 to present, of the China Infrastructure Holdings Ltd., a company in the construction business with a particular emphasis on toll bridges, and has its shares listed on the Singaporean Stock Exchange. Mr. Shan is also a director of the Bank of Tianjin, China since 2007. Mr. Shan holds a Bachelor's degree in Engineering from the Shanghai Tong Ji University, a Master's degree in Engineering from the China Academy of Railway Sciences and an EMBA from the Tsinghua University. Based on Mr. Shan experience in corporate governance and leadership, we believe that Mr. Shan is well qualified to serve on our Board.

Cheng Wang, Director. Mr. Wang has been an independent director since November 2009. Mr. Wang is currently a Senior Researcher, Professor and Deputy Director of the Institute of Economics at the Chinese Academy of Social Sciences (CASS), at which he has been employed since 1987. He is also the Co-Editor of the Economic Research Journal since 2005. Mr. Wang was a visiting scholar at the Dept of Economics of Brown University in the US from 2001 to 2002, a visiting research fellow at the University of London in the UK from 1997 to 1998, and a visiting researcher at Loughborough University in the UK from 1992 to 1993. In addition to the multiple awards he has received from CASS, he was also the recipient of the Honorable Academic Subsidy from the State Council of China in 2006. Among his many publications and translations are 20 books that he authored since 1987, with topics ranging from Keynesian Economics, the socialist market economy, the economic transformation of China, industrial reform, risk management, and income distribution in China. One of his books, Taiwan in the 21st Century, was published in the US in 2003. Mr. Wang received his PhD in Economics from CASS, and his Master and Bachelor degrees from Wuhan University. Based on Mr. Wang's experience, insight, and background in global economics and politics, we believe that Mr. Wang is well qualified to serve on our Board.

Chin Hung (James) Lo, Director. Mr.Lo has been an independent director of the Company since May 2013. Mr. Lo also has been serving as a director on the board of Spreadzoom Technologies, Co. Ltd., a joint venture between Zoom and Spreadtrum Communications, Inc.,since March 2012. He has been a Senior Sales Director for Spreadtrum since March 2011 and the Head of Overseas Sales since October 2011. Mr. Lo has more than 15 years of experience in the wireless communications industry. Before joining Spreadtrum, Mr. Lo served as Head of Sales & Marketing and Senior Business Development Director for Compal Communications Inc., a leading ODM of mobile phone products from 2003 to 2011. From 1999 to 2002, Mr. Lo served as Engineering Director of the Mobile Phone Product Department at Motorola Corporation. Mr. Lo received an MBA degree from the National Taiwan University, and he also has both MS and BS degrees from the Engineering Science Department of the National Cheng Kung University in Taiwan. Mr. Lo's expertise in the wireless communication industry and his insight into the trends and developments in the industry made him an excellent candidate for the Board.

Involvement in Certain Legal Proceedings

None of our directors has been, during the past ten years:

(i)        involved in any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within ten years prior to that time;

(ii)      named in as a defendant or counter-claimant in any civil litigation in the past ten years;

(iii) convicted or plead nolo contendere in any criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(iv)      subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities, futures, commodities or banking activities;

(iv)      found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(v) involved in any judicial or administrative proceeding resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

(vi) involved in any judicial or administrative proceedings based on violations of federal or state securities , commodities, banking or insurance laws and regulations , or any settlement to such actions ( other than settlements of civil proceedings among private parties);

(vii) involved in any disciplinary sanction or orders imposed by a stock, commodities or derivatives exchange or other similar self- regulatory organization.

Corporate Governance - Board Leadership Structure

Our Company is led by Lei Gu, who has served as Chairman of our Board of Directors and Chief Executive Officer since September 2009, and CEO and Chairman of TCB Digital since July 2007. We believe that having Mr. Gu act in both these roles is most appropriate for the Company at this time because it provides the Company with consistent and efficient leadership, both with respect to the Company's operations and the leadership of the Board. In particular, having Mr. Gu act in both these roles increases the timeliness and effectiveness of the Board's deliberations, increases the Board's visibility into the day-to-day operations of the Company, and ensures the consistent implementation of the Company's strategies.

Board's Role in Risk Oversight

The Board as a whole has responsibility for risk oversight. The oversight responsibility of the Board is enabled by management reporting processes that are designed to provide visibility to the Board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession, compensation, compliance, and other risks.

Director Independence

As a NASDAQ listed company, the Company uses the independence definitions of NASDAQ in determining whether our directors are independent. The discussion below reflects such standards of independence.

Our Board of Directors has determined that four of our directors, Mr. Augustine Lo, Mr. Shan, Mr. Wang and Mr. Chin Hung Lo, each qualify as "independent" as the term is used in Item 407 of Regulation S-K as promulgated by the SEC and as that term is defined under NASDAQ Rule 4200(a) (15). In addition, each member of the Audit Committee is independent as required under Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended.

Board Meetings and Committees; Annual Meeting Attendance

Our Board of Directors, including the committees of the Board, held four formal meetings during the most recently completed fiscal year. Each of the re-elected members of our Board of Directors was present at all of the Board of Directors meetings held. Other proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

We currently do not have a policy regarding the attendance of board members at the annual meeting of stockholders.

Standing committees of the Board include an Audit Committee and a Compensation Committee. During 2013 Messrs. Augustine Lo, Shan and Wang, served as the members of each of these Committees.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available on Zoom's website at www.zoomleimone.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) Zoom's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of Zoom's independent registered public accounting firm. At the time of this filing the Audit Committee has held three meetings during 2013 and it is expected to meet a fourth time, on or about November 15, 2013. The Board of Directors determined that Augustine Lo qualifies as an audit committee financial expert.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the year ended December 31, 2012. The Audit Committee has also discussed with Marcum Bernstein Pinchuk LLP, Zoom's independent registered public accounting firm for the year ended December 31, 2012, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from Marcum Bernstein Pinchuk LLP regarding their independence, and has discussed the matter with Marcum Bernstein Pinchuk LLP. Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for 2012 be included in Zoom's Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee:
Augustine Lo
Chang Shan
Cheng Wang

Compensation Committee

Messrs. Augustine Lo, Shan and Wang are currently the members of Zoom's Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving Zoom's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under Zoom's stock option plans. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee's written charter is publicly available on Zoom's website at www.zoomleimone.com. The Compensation Committee did not hold any meetings but had two resolutions by unanimous written consent during 2013.

Decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee is also responsible for administering the Company's 2009 Equity Incentive Compensation Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted.

Independent Director Oversight of Director Nominations

Director nominees must either be selected, or recommended for the Board's selection by our independent directors constituting a majority of the Board's independent directors in a vote in which only independent directors participate. Messrs. Augustine Lo, Shan,Wang and Li are the independent members of the Board of Directors. The Board did not receive any shareholder nominations to the Board of Directors and each of the independent members on the Board nominated for re-election for each of Messrs. Gu, Chan, Augustine Lo, Shan, Wang and Chin Hung Lo based on their experience on the Company's Board of Directors.

In nominating directors for election, the independent directors may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the independent directors may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for Director for election at the 2014 Annual Meeting of Stockholders, it must follow the procedures described in "Deadline for Receipt of Stockholder Proposals and Recommendations for Director." The Board of Directors does not have a policy with regard to the consideration of diversity in identifying director nominees.

Code of Ethics

We have adopted a written code of business conduct and ethics, known as our Code of Business Conduct and Ethics which applies to all of our directors, officers, and employees, including our principal executive officer and our principal financial and accounting officer. Our Code of Business Conduct and Ethics is posted at www.zoomleimone.com. To receive a copy of our Code of Business Conduct and Ethics, at no cost, requests should be directed to the Secretary, Sanlitun SOHO, Building A, 11th Floor, No.8 Worker Stadium North Road, Chaoyang District, Beijing, China 100027. We intend to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics in a report filed under the Securities Exchange Act of 1934, as amended, within four business days of the amendment or waiver.

Required Vote

Directors are elected by a plurality of the votes cast. Abstentions and broker "non-votes" will have no effect on the vote for re-election of directors. Unless marked to the contrary, proxies received will be voted "FOR" all directors nominated in Proposal 1.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1.

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PROPOSAL 2

Amendment of the Company's AMENDED certificate of incorporation to effect a reverse stock split of the Company's common stock at a ratio of between one-for-FIVE and one-for-TEN

General

On September 25, 2013, our Board unanimously voted to adopt and declared advisable the Amendment to Article FOURTH of our Certificate of Incorporation, as amended, effecting a reverse stock split of our Common Stock at a ratio of between one-for-five and one-for-tenwith such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion. The Board is now asking you to approve this Amendment.

Effecting the Reverse Split requires that Article FOURTH of our Certificate of Incorporation be amended to include a reference to the Reverse Split.  The additional text added to Article FOURTH, is attached as Appendix A to this proxy statement. If approved, the Amendment will be effective upon the filing of the Amended and Restated Certificate of Incorporation in the form attached as Appendix A with the Secretary of State of Delaware with such filing to occur at the sole discretion of the Board.

The intention of the Board in effecting the Reverse Split is to increase the stock price of our Common Stock, which is currently trading on The Nasdaq Capital Market ("Nasdaq"), to a level sufficiently above the $1.00 minimum bid price requirement that is required for continuing listing on Nasdaq.

One principal effect of the Reverse Split would be to decrease the number of outstanding shares of our Common Stock. Except for de minimus adjustments that may result from the treatment of fractional shares as described below, the Reverse Split will not have any dilutive effect on our stockholders since each stockholder would hold the same percentage of our Common Stock outstanding immediately following the Reverse Split as such stockholder held immediately prior to the Reverse Split. The relative voting and other rights that accompany the shares of Common Stock would not be affected by the Reverse Split. The table below sets forth the number of shares of our Common Stock outstanding before and after the Reverse Split based on 30,086,848 shares of Common Stock outstanding as of October 1, 2013.

	Prior to the Reverse Split	Assuming a one-for-five Reverse Split	Assuming a one-for-ten Reverse Split
Aggregate Number of Shares of Common Stock	30,086,848	6,017,370	3,008,685

Although the Reverse Split will not have any dilutive effect on our stockholders, the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance will decrease because the Reverse Split does not change the current authorized number of shares of Common Stock (60,000,000). The remaining authorized shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products. We do not currently have any plans, proposals or arrangements to issue any of the newly available authorized shares for any purposes. In order to support our projected need for additional equity capital and to provide flexibility to raise the capital as necessary, our Board believes the number of shares of Common Stock should be maintained at 60,000,000.

The Reverse Split is not part of a broader plan to take us private. It is the Company's intent to continue to be listed on the Nasdaq after the Reverse Split. As of the date of this proxy statement, we believe we have more than 4,000 beneficial stockholders and 205 record shareholders. The Nasdaq Marketplace Rules requires we have more than 300 Public Holders, which is defined as "holders of a security that includes both beneficial holders and holders of record, but does not include any holder who is, either directly or indirectly, an Executive Officer, director, or the beneficial holder of more than 10% of the total shares outstanding" under Rule 5005. Because the decrease of the number of shares owned by each of our stockholders due to the Reverse Split will not decrease the number of our Public Holders, the Reverse Split should not affect our continued listing status on the Nasdaq.

Reasons for the Reverse Split

As disclosed in the Company's previous SEC filings, in November 2012, the Company received Nasdaq's notice that because the closing bid price for the Company's Common Stock has fallen below $1.00 per share for 30 consecutive business days, the Company no longer complies with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of Nasdaq Listing Rules. Pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided an compliance period of 360 calendar days, as extended, or until November 25, 2013, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of the Company's common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days prior to November 25, 2013.

The Board of Director's primary objective in proposing the Reverse Split is to raise the per share trading price of our Common Stock to a level sufficiently above the $1.00 minimum bid price requirement that is required for continuing listing on Nasdaq. Upon receiving stockholder approval, the Board may file the Amendment with the Secretary of State of Delaware.

Our Board concluded that the liquidity and marketability of our Common Stock may be adversely affected if it is not quoted on a national securities exchange as investors can find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our Common Stock.

Our Board also has confidence that the Reverse Split and any resulting increase in the per share price of our Common Stock should enhance the acceptability and marketability of our Common Stock to the financial community and investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential buyers of our Common Stock, although we have not been told by them that is the reason for not investing in our Common Stock. Additionally, analysts at many brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. Brokerage houses frequently have internal practices and policies that discourage individual brokers from dealing in lower-priced stocks. Further, because brokers' commissions on lower-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, investors in lower-priced stocks pay transaction costs which are a higher percentage of their total share value, which may limit the willingness of individual investors and institutions to purchase our Common Stock.

We cannot assure you that the Reverse Split will have any of the desired effects described above. More specifically, we cannot assure you that after the Reverse Split the market price of our Common Stock will increase proportionately to reflect the ratio for the Reverse Split, that the market price of our Common Stock will not decrease to its pre-split level, that our market capitalization will be equal to the market capitalization before the Reverse Split, or that we will be able to maintain our listing on Nasdaq.

Potential Disadvantages of the Reverse Split

As noted above, the principal purpose of the Reverse Split would be to help increase the per share market price of our Common Stock by up to factor of ten. We cannot assure you, however, that the Reverse Split will accomplish this objective for any meaningful period of time. While we expect that the reduction in the number of outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by an equivalent multiple, or result in any permanent increase in the market price of our Common Stock. The price of our Common Stock is dependent upon many factors, including our business and financial performance, general market conditions and prospects for future success. If the per share market price does not increase proportionately as a result of the Reverse Split, then the value of our Company as measured by our stock capitalization will be reduced, perhaps significantly.

The number of shares held by each individual stockholder would be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. This has two disadvantages. First, the Nasdaq Marketplace Rules require that we have at least 300 round lot stockholders. Second, Because the transaction costs to stockholders selling "odd lots" are typically higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Although our Board believes that the decrease in the number of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the market price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Split.

Effecting the Reverse Split

Upon receipt of stockholder approval for the Amendment, if our Board concludes that it is in the best interests of our Company and our stockholders to effect the Reverse Split, the Board would determine the conversion ratio and the Amendment will be filed with the Secretary of State of Delaware. The actual timing of the filing of the Amendment with the Secretary of State of the State of Delaware to effect the Reverse Split will be determined by our Board. In addition, if for any reason our Board deems it advisable to do so, the Reverse Split may be abandoned at any time prior to the filing of the Amendment, without further action by our stockholders. The Reverse Split will be effective as of the date of filing with the Secretary of State of Delaware (the "Effective Time").

Upon the filing of the Amendment, without further action on our part or our stockholders, the outstanding shares of Common Stock held by stockholders of record as of the Effective Time would be converted into a lesser number of shares of Common Stock based on a Reverse Stock Split ratio as determined by the Board. For example, if you presently hold 1,000 shares of our Common Stock, you would hold 200 shares of our Common Stock following the Reverse Split if the ratio is one-for-five or you would hold 100 shares of our Common Stock if the ratio is one-for-ten.

Effect on Outstanding Shares, Options and Certain Other Securities

If the Reverse Split is implemented, the number of shares our Common Stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our Common Stock owned by each stockholder will remain unchanged except for any de minimus change resulting from rounding up to the nearest number of whole shares so that we are not obligated to issue cash in lieu of any fractional shares that such stockholder would have received as a result of the Reverse Split. The number of shares of our Common Stock that may be purchased upon exercise of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our Common Stock, and the exercise or conversion prices for these securities, will also be ratably adjusted in accordance with their terms as of the Effective Time.

	Prior to the Reverse Split	After the Reverse Split
Warrants	8,638,604	1,727,720
Options	1,910,000	382,000

Effect on Registration

Our Common Stock is currently registered under the Securities Act of 1933, as amended, and we are subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. The proposed Reverse Split will not affect the registration of our Common Stock.

Fractional Shares; Exchange of Stock Certificates

Our Board does not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders of record who would otherwise hold a fractional share because the number of shares of Common Stock they hold before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.75 Common Stock following the Reverse Split, that stockholder will receive certificate representing 151 Common Stock. No stockholders will receive cash in lieu of fractional shares.

As of October 1, 2013, we had 205 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the rounding up of fractional shares to whole shares to result in a significant reduction in the number of record holders. We presently do not intend to seek any change in its status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the Effective Time, we will mail a letter of transmittal to each stockholder. Each stockholder will be able to obtain a certificate evidencing his, her or its post-Reverse Split shares only by sending the exchange agent (who will be the Company's transfer agent) the stockholder's old stock certificate(s), together with the properly executed and completed letter of transmittal and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for post-Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder, if elected in the letter of transmittal, a new stock certificate after receipt of that stockholder's properly completed letter of transmittal and old stock certificate(s). A stockholder that surrenders his, her or its old stock certificate(s) but does not elect to receive a new stock certificate in the letter of transmittal will be deemed to have requested to hold that stockholder's shares electronically in book-entry form with our transfer agent.

Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of our Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, the stockholder will need to return a properly executed and completed letter of transmittal.

Stockholders who hold shares in street name through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Split for their beneficial holders. However, nominees may have different procedures and stockholders holding shares in street name should contact their nominees.

Stockholders will not have to pay any service charges in connection with the exchange of their certificates.

Authorized Shares

If and when our Board elects to effect the Reverse Split, the Amendment will concurrently therewith maintain the authorized number of shares of our Common Stock at 60 million. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock in proportion to the Reverse Split ratio. As a result, the proportion of shares owned by our shareholders relative to the number of shares authorized for issuance will decrease and the additional authorized shares of Common Stock will be available for issuance at such times and for such purposes as our Board of Directors may deem advisable without further action by our shareholders, except as required by applicable laws and regulations.

The Reverse Split will have no effect on our authorized preferred stock, $0.01 par value per share, because there are no shares of preferred stock currently outstanding.

In accordance with our amended and restated certificate of incorporation and Delaware law, our shareholders do not have any preemptive rights to purchase or subscribe for any of our unissued or treasury shares.

Anti-Takeover and Dilutive Effects

The purpose of maintaining our authorized Common Stock at 60,000,000 after the Reverse Split is to facilitate our ability to raise additional capital to support our operations, not to establish any barriers to a change of control or acquisition of our Company. The Common Stock that are authorized but unissued provide our Board with flexibility to effect, among other transactions, public or private refinancings, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by our Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. The Reverse Split would give our Board authority to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the rules of the Exchanges. The Reverse Split is not being recommended in response to any specific effort of which we are aware to obtain control of us, nor does our Board have any present intent to use the authorized but unissued Common Stock to impede a takeover attempt. There are no plans or proposals to adopt other provisions or enter into any arrangements that have material anti-takeover effects.

In addition, the issuance of additional shares of Common Stock for any of the corporate purposes listed above could have a dilutive effect on earnings per share and the book or market value of our outstanding Common Stock, depending on the circumstances, and would likely dilute a stockholder's percentage voting power in us. Holders of our Common Stock are not entitled to preemptive rights or other protections against dilution. Our Board intends to take these factors into account before authorizing any new issuance of shares.

Accounting Consequences

As of the Effective Time, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss will be higher because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax consequences of the Reverse Split to holders of our Common Stock. This summary addresses the tax consequences only to a beneficial owner of our Common Stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis in respect of our Common Stock (a "U.S. holder"). This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to persons that may be subject to special treatment under U.S. federal income tax law or persons that do not hold our Common Stock as "capital assets" (generally, property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended ("IRC"), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of June 15, 2011. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Split.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

The Reverse Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, no gain or loss should be recognized by a U.S. holder upon the Reverse Split. Accordingly, the aggregate tax basis in the Common Stock received pursuant to the Reverse Split should equal the aggregate tax basis in the Common Stock surrendered and the holding period for the Common Stock received should include the holding period for the Common Stock surrendered.

Text of Proposed Amendment; Effectiveness

The text of the proposed Amendment is set forth in Appendix A to this Proxy Statement. If and when effected by our Board, the Amendment will become effective upon its filing with the Secretary of State of Delaware.

Required Vote

Amending the Certificate of Incorporation of the Company requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company. Unless marked to the contrary, proxies received will be voted "FOR" Proposal 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL 3 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The SEC has adopted final rules requiring public companies to provide stockholders with periodic advisory (non-binding votes) on executive compensation, also referred to as "say-on-pay" proposals. We are presenting the following proposal, which gives you as a stockholder the opportunity to endorse or not endorse the compensation paid to our Principal Executive Officer and Principal Financial Officer (collectively, the "Named Executive Officers"), as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K (including the compensation tables and accompanying narrative discussion). .

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, compensation tables and narrative discussion is hereby APPROVED."

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote will not be binding on the Board or the Compensation Committee and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any change to the fiduciary duties of the Board or the Compensation Committee or any additional fiduciary duty by the Board or the Compensation Committee or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation.  The Board and the Compensation Committee, however, may in their discretion take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

In voting to approve the above resolution, stockholders may vote for the resolution, against the resolution or abstain from voting.  This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting.  Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE COMPENSATION OF
THE COMPANY'S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4 - TO CONDUCT AN ADVISORY VOTE ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The SEC has also adopted final rules requiring public companies to hold an advisory (non-binding) vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC's rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal Three, in our proxy statements.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

"RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company's named executive officers as set forth in the Company's Proxy Statement for the 2013 Annual Meeting of Stockholders should be every year, every two years, or every three years."

The Board recommends that you vote for every three (3) years as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate for the reasons set forth below:

1.          Our equity compensation program for the named executive officers is designed to support long-term value creation, and a vote every three years will allow the stockholders to better judge the equity compensation program in relation to our long-term performance. We strive to ensure management's interests are aligned with stockholders' interests to support long-term value creation through our equity compensation program. To that end, we grant equity awards to vest over multi-year periods of service to encourage our named executive officers to focus on long-term performance, and recommend a vote every three years, which would allow the equity compensation to be evaluated over a similar time-frame and in relation to long-term performance.

2.          A vote every three (3) years will provide the Board and the Compensation Committee with the time to thoughtfully consider and thoroughly respond to stockholders' sentiments and to implement any necessary changes in light of the timing required therefor. The Board and the compensation committee will carefully review changes to the executive compensation to maintain the effectiveness and credibility of the program, which is important for aligning interests and for motivating and retaining our named executive officers.

3.          We are open to input from stockholders regarding board and governance matters, as well as the equity compensation program. We believe that the stockholders' ability to contact us and the Board at any time to express specific views on executive compensation holds us accountable to stockholders and reduces the need for and value of more frequent advisory votes on executive compensation.

Pursuant to the Exchange Act and the rules promulgated thereunder, this vote on the frequency of future advisory votes on named executive officer compensation is non-binding on the Board and its committees. This vote may not be construed as overruling a decision by the Board or its committees, creating or implying any change to the fiduciary duties of the Board or its committees or any additional fiduciary duty by the Board or its committees or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the Board's recommendation and the outcome of the vote on this matter, the Board may, in the future, decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HAVE THE NON-BINDING
VOTE ON EXECUTIVE COMPENSATION OCCUR EVERY THREE YEARS.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of September 25, 2013 by (i) each person who is known by Zoom to own beneficially more than five percent (5%) of Zoom's outstanding Common Stock, (ii) each of Zoom's Directors and named executive officers, as listed below in the Summary Compensation Table under the heading "Executive Compensation", and (iii) all of Zoom's current Directors and executive officers as a group.

On September 25, 2013 there were 30,086,848 outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed.  The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.

Name and Address of Beneficial Owner (1)	Common stock beneficially owned
	Number	Percent
Lei Gu (2)	5,133,347	17.16%
Patrick Wong	0	0%
Augustine Lo (2)	83,500	* %
Chang Shan (2)	69,500	* %
Cheng Wang (2)	69,500	* %
Chin Hung (James) Lo (2)	0	0%

All directors and executive officers
as a group (of 6 persons)	5,385,847	17.90%

Spreadtrum Communications, Inc. (3)	1,676,300	5.57%

* Less than one percent of shares outstanding.

(1) Unless otherwise indicated, the address for each stockholder listed in the above table is c/o Zoom Technologies, Inc., Sanlitun SOHO, Building A, 11th Floor, No.8 Workers Stadium North Road, Chaoyang District, Beijing, China 100027.
(2) Includes options exercisable within 60 days.
(3) The address of Spreadtrum Communications, Inc. is Spreadtrum Center, Building No.1, Lane 2288, Zuchongzhi Road, Zhangjiang, Pudong, Shanghai, China 201203. Leo Liyou Li is Chairman of the board of directors of Spreadtrum and President and Chief Executive Officer of Spreadtrum.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities (collectively, "Reporting Person") to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities of the Company. Reporting Persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To our knowledge, based solely on a review of the copies of such reports furnished to us, we believe that during fiscal year ended December 31, 2012 all Reporting Persons complied with all applicable filing requirements.

Compensation of Directors and Executive Officers

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2012 and 2011 for our principal executive officers.

Name and Principal Position	Year	Salary	Option or Stock Awards (3)(4)	All Other Compensation	Total
Lei Gu (1)(3)(4)(5)	2012	$279,000	$202,078	$0	$481,078
Chief Executive Officer	2011	$216,000	$107,524	$0	$323,524

Anthony K. Chan (2)(3)(4)(5)	2012	$219,000	$191,192	$0	$410,192
Chief Financial Officer	2011	$156,000	$123,475	$0	$279,475

_______

(1) Leo Gu became Chief Executive Officer of the Company on September 22, 2009.
(2) Anthony K. Chan became Chief Financial Officer of the Company on September 22, 2009. On July 15, 2013, Mr. Chan resigned as a director of the Company and also resigned from the position of Chief Financial Officer. On July 15, 2013, the Board elected Mr. Patrick Wong to replace Mr. Chan as a Director and appointed Mr. Wong to fill the positions of Chief Financial Officer ("CFO"), Corporate Secretary, and Principal Accounting Offer of the Company.
(3) The value of stock awards granted to Messrs. Gu and Chan in 2012 were based on the market value of the stock as of the date of grant in the year 2011 which was $1.19 per share.
(4) Included were common stock granted to Messrs. Gu and Chan for their service as member of the Board of Directors; the value of such stock was based on the market price as of the date of grant which was $1.34 per share.
(5) Included were common stock granted to Messrs. Gu and Chan as replacement for the cancellation of all of their stock options; the value of such stock was based on the value of the market price as of the date of grant less the Black Scholes value of the cancelled options, which difference was $1.019 per share.

Outstanding Equity Interests

The following table sets forth information concerning outstanding stock options for each named executive officer as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End
	Number of Securities Underlying Unexercised Options
Name	Exercisable Options	Unexercisable Options	Option Weighted Average Exercise Price	Option Expiration Date
Lei Gu	50,000	10,000	$3.18	03/09/2013
Anthony K. Chan	75,000	15,000	$3.18	03/09/2013

Option Exercises

Other information regarding options, including expiration of unexercised stock options can be found in the accompany notes to the financial statements Note 15 - Stock Options in our annual report for the fiscal year ended December 31, 2012, filed with the SEC on April 15, 2013.

Employment, Termination and Change of Control Agreements

The employment status of the Company's executives is "at-will" with no long-term employment agreement.

Director Compensation

The following table sets forth information concerning the compensation of our Non-Executive Directors for 2012.

Name	Fees Earned or Paid in Cash	Stock Awards (4)	All Other Compensation	Total
Augustine Lo (1)	$0	32,500	0	$43,550
Chang Shan (1)	$0	27,500	0	$36,850
Cheng Wang (2)	$0	27,500	0	$36,850
Leo Li (3)	$0	27,500	0	$36,850

_____________

(1) Appointed director on September 22, 2009.
(2) Appointed director on November 19, 2009.
(3) Appointed director on October 18, 2011 and resigned on May 27, 2013. On May 27, 2013, the Board elected Mr. Chin Hung (James) Lo to replace Mr. Li as a director of the Company.
(4) The values of stock awards granted to Messrs. Lo, Shan, Wang and Li are based on the value of the stock as of the date of grant.

In 2012, the Company's compensation policy for non-executive directors includes no cash compensation and an annual grant of stock for their services over the next 12 months. The chairperson of the sub-committees of the board was granted 32,500 shares of common stock and other non-executive directors were granted 27,500 shares of common stock.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our report any transaction which exceeds the lesser of (i) $120,000 or (ii) one percent of Zoom's average total assets at year end for the last two completed fiscal years, in which Zoom is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, Director, nominee for Director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Related Party Transactions

Due from related parties

As of December 31, 2012 and 2011, due from related parties were:

Due from related parties - short term	December 31,	December 31,
	2012	2011
Beijing Leimone Shengtong Wireless Technology Co., Ltd.	$91,571	$167,172
Leimone (Tianjin) Industrial Co., Ltd.	11,034,982	7,242,536
Shenzhen Leimone	355,564	408,831
Raja R Amar - Chief Executive Officer of Portables	429,877	429,877
Spreadzoom	9,046,038	-
Others	5,993	495,119
Total due from related parties	$20,964,025	$8,743,535

Beijing Leimone Shengtong Wireless Technology Co., Ltd. ("Beijing Leimone") was founded by Gu, the largest shareholder of the Company. Beijing Leimone borrows money from the Company. The borrowings bore no interest and had a maturity of 12 months. The balances are neither collateralized nor personally guaranteed by Gu.

Leimone (Tianjin) Industrial Co., Ltd. ("Tianjin Leimone") was controlled by Gu, the largest shareholder of the Company. Tianjin Leimone sells raw materials to the Company. For the year ended December 31, 2012 and 2011, the Company recorded total purchases from Tianjin Leimone of $138,791,684 and $93,076,912 respectively. As of December 31, 2012 and December 31, 2011, the amounts due from Tianjin Leimone of $11,034,982 and $7,242,536 represented advances for purchases arising in the normal course of business. Upon the completion of the sale of the discontinued operations, such related party transaction for the purchase of components or goods will significantly diminish and most likely cease. The Company also sold certain products to Tianjin Leimone of $14,493,905. In addition, Tianjin Leimone borrowed money from the Company and these borrowings bore no interest. As of December 31, 2012 and 2011, the balance of such loans was $11,495,490 and $6,765,308 respectively.

Shenzhen Leimone Company, Ltd., formed by individuals including our Chairman, Mr. Gu, is set up with the intention of providing manufacturing services to our Company particularly for exports. $355,564 and $408,831 as of December 31, 2012 and December 31, 2011 was a loan to Shenzhen Leimone for setup costs. Our Chairman, Mr. Gu, plans to personally fund the cost of equipment as his investment into Shenzhen Leimone and become the controlling shareholder of Shenzhen Leimone. In addition, for the year ended December 31, 2012 and 2011, the Company recorded revenues from sales to Shenzhen Leimone of $18,799 and $20,339 respectively. For the three months ended December 31, 2012 and 2011, the Company recorded total revenue from sales to Shenzhen Leimone of nil and $153,695 respectively.

The amounts due from Raja R Amar are related to loans made to Raja R Amar by Portables prior to its acquisition by Zoom. The loans are interest free and are unsecured. The Company recorded $429,877 due from Raja R. Amar at December 31, 2012.

The balance due from SpreadZoom represents an advance to SpreadZoom for it to purchase components to manufacture handsets in the normal course of business. The advance bears no interest, and is uncollateralized. Such advances are only expected to occur during these early setup stages of the business because once the company becomes fully capitalized it will have sufficient working capital to procure components, and advances will be reimbursed in to the Company.

Due to related parties

As of December 31, 2012 and 2011, due to related parties were:

Due to related parties	December 31,	December 31,
	2012	2011
Mr. Lei Gu	$2,901,283	$2,788,635
Anthony Chan	358,814	-
Beijing Leimone Shengtong Cultural Development Co., Ltd.	102,500	-
Wireless Holdings of Northeast	117,600	117,600
Portables Unlimited International	3,779,864	2,633,147
Portables Unlimited Inc.	2,559,112	650,000
AUM Realty, Inc.	69,864	269,049
Others	-	283,942
Total due to related parties	$9,889,037	$6,742,373

Mr. Gu provides fund to the Company with no interest and are due on demand. As of December 31, 2012 and 2011, the balances of funds provided by Gu was $2,901,283 and $2,788,635 respectively.

Mr. Chan provides fund to the Company with no interest and are due on demand. As of December 31, 2012 and 2011, the balances of funds provided by Chan was $358,814 and nil, respectively.

In January 2011, the Portables entered into a line of credit agreement with a Portables Unlimited International for a total of $5,000,000. Interest on the line is due and payable on demand at 5.6%. The unpaid balance as of December 31, 2012 and December 31, 2011 was $3,779,864 and $2,633,147 respectively.

Portables received advances from one of its non-controlling owner, Portables Unlimited, Inc., totaling $2,559,112. The advance has an interest rate of 12% per annum and is due on demand.

AUM Realty, Inc. is controlled by certain member of Portables. The outstanding balance represents outstanding rent owed to AUM. The amounts are due upon demand. Refer to "Note 20 - Commitments" for more details.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between Zoom and any related person would need to be approved by our Audit Committee prior to us entering into such transaction. Notwithstanding the foregoing, related party transactions made by Gold Lion prior to September 22, 2009, the date that Zoom acquired Gold Lion via share exchange, were not approved by our audit committee.

Proxy Solicitation

All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's officers and regular employees may solicit proxies personally or by telephone. The Company does not intend to utilize a paid solicitation agent.

Proxies

A shareholder may revoke his, her or its Proxy at any time prior to its use by giving written notice to the Secretary of the Company, by executing a revised Proxy at a later date or by attending the Meeting and voting in person. Proxies in the form enclosed, unless previously revoked, will be voted at the Meeting in accordance with the specifications made thereon or, in the absence of such specifications in accordance with the recommendations of the Company's Board of Directors.

Deadline for Submission of Stockholder Proposals for 2014 Annual Meeting of Stockholders

Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2014 annual meeting and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2014 annual meeting must submit their proposals to Zoom Technologies, Inc., 150 East 42nd Street, 11th Floor, New York, NY 10017 on or before June 24, 2014. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2014 proxy statement.

Additional Information

We are required to file annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy these proxy materials and any other documents we have filed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC's website at http://www.sec.gov.

ZOOM TECHNOLGIES, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Lei Gu and Patrick Wong with the power of substitution and resubstitution to vote any and all shares of capital stock of Zoom Technologies, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held on October 25, 2013, at 10:00 A.M. local time, and at any adjournments thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):

Proposal No. 1 ELECTION OF DIRECTORS

Nominees:	For	Withhold
Lei Gu	[_]	[_]
Patrick Wong	[_]	[_]
Augustine Lo	[_]	[_]
Chang Shan	[_]	[_]
Cheng Wang	[_]	[_]
Chin Hung (James) Lo	[_]	[_]
Proposal No. 2 To amend the Company's Certificate of Incorporation to effectuate a reverse split of the Company's Common Stock at a ratio of between one for five and one for ten	For [_]	Against [_]	Abstain [_]
Proposal No. 3 To approve, by a non-binding vote, the Company's executive compensation.	For [_]	Against [_]	Abstain [_]
Proposal No. 4 To approve, by a non-binding vote, the frequency of future stockholder advisory votes relating to the Company's executive compensation.	☐ 3 YEARS	☐ 2 YEARS	☐ 1 YEAR	Abstain [_]

THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1 AND FOR APPROVAL, PROPOSAL NUMBER 2, AND PROPOSAL NUMBER 3 AND "FOR" ADVISORY VOTES ON EXECUTIVE COMPENSATION TO OCCUR EVERY THREE YEARS.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, sign, date and return this Proxy promptly using the accompanying postage pre-paid envelope. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZOOM TECHNOLOGIES, INC.

________________________________________               Date:______________________________
Signature

________________________________________
Signature if jointly owned

__________________________________________________________
Print name (Entity's name, officer's name and title if applicable)

Please sign exactly as the name appears on your stock certificate. When shares of capital stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please include full title as such. If the shares of capital stock are owned by a corporation, sign in the full corporate name by an authorized officer. If the shares of capital stock are owned by a partnership, sign in the name of the partnership by an authorized officer.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ENCLOSED ENVELOPE

APPENDIX A

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF ZOOM TECHNOLOGIES, INC.

The undersigned, for the purposes of amending the Second Amended and Restated Certificate of Incorporation of Zoom Technologies, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

FIRST: The Board of Directors of the Corporation (the "Board") duly adopted in accordance with Section 141(b) of the DCGL, at a meeting of the Board held on October 25, 2013, a resolution proposing and declaring advisable the following amendment to Article FOURTH of the Certificate of Incorporation of said Corporation, as amended:

ARTICLE FOURTH

Upon the effectiveness of the amendment to the certificate of incorporation containing this sentence (the "Split Effective Time") each share of the Common Stock issued and outstanding immediately prior to the date and time of the filing hereof with the Secretary of State of the State of Delaware shall be automatically changed and reclassified into a smaller number of shares such that each [●] shares of issued Common Stock immediately prior to the Split Effective Time is reclassified into one share of Common Stock. Notwithstanding the immediately preceding sentence, there shall be no fractional shares issued and, in lieu thereof, a holder of Common Stock on the Split Effective Time who would otherwise be entitled to a fraction of a share as a result of the reclassification, following the Split Effective Time, shall receive a full share of Common Stock upon the surrender of such stockholders' old stock certificate. No stockholders will receive cash in lieu of fractional shares.

SECOND: The holders of a majority of the issued and outstanding voting stock of the Corporation have voted in favor of said amendment at a duly convened meeting of the stockholders of the Corporation.

THIRD: The aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Zoom Technologies, Inc. to be duly executed by the undersigned this [●] day of [●], 2013.

ZOOM TECHNOLOGIES, INC.

By:
Name:
Title: